Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: August 13, 2026

Cygnus Equity GP, Ltd.

By:	/s/ Ming Jin
	Name:	Ming Jin
	Title:	Authorized Signatory

Doyen Cygnus Education Fund, L.P.

By:	/s/ Ming Jin
	Name:	Ming Jin
	Title:	Authorized Signatory

Cygnus Equity Sport I, L.P.

By:	/s/ Ming Jin
	Name:	Ming Jin
	Title:	Authorized Signatory

Cygnus Equity Sport II, L.P.

By:	/s/ Ming Jin
	Name:	Ming Jin
	Title:	Authorized Signatory

Cygnus Equity Fund III, L.P.

By:	/s/ Ming Jin
	Name:	Ming Jin
	Title:	Authorized Signatory

Cygnus Equity Fund IV, L.P.

By:	/s/ Ming Jin
	Name:	Ming Jin
	Title:	Authorized Signatory

Cygnus Equity Holdings Limited

By:	/s/ Ming Jin
	Name:	Ming Jin
	Title:	Authorized Signatory

Jin Capital Limited

By:	/s/ Ming Jin
	Name:	Ming Jin
	Title:	Authorized Signatory

Ming Jin

By:	/s/ Ming Jin
	Name:	Ming Jin